                          [GRAUBARD MOLLEN & MILLER]

                                October 7, 1997

Maxcor Financial Group Inc.
Two World Trade Center, 84th Floor
New York, New York  10048

Ladies and Gentlemen:

         We have acted as special counsel to Maxcor Financial Group Inc., a Delaware corporation ("Company"), in connection with the proposed exchange offer ("Exchange Offer") described in the prospectus ("Prospectus") forming a part of the Company's registration statement on Form S-4 (File No. 333-34485) filed with the Securities and Exchange Commission ("Commission") pursuant to the Securities Act of 1933, as amended ("Securities Act"), on August 27, 1997, as amended by Amendment No. 1 filed by the Company on October 7, 1997 ("Registration Statement"). The Registration Statement relates to shares of the Company's common stock, par value $.001 per share ("Shares"), proposed to be issued in exchange for the Company's Redeemable Common Stock Purchase Warrants and the Company's Series B Redeemable Common Stock Purchase Warrants (collectively, "Warrants").

         We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation and Amended and Restated By-laws of the Company and such records, certificates and other documents as we have considered necessary for the purpose of this opinion.

         Based on such examination, it is our opinion that the Shares issuable to holders of Warrants upon exchange of their Warrants pursuant to the terms of the Exchange Offer have been duly authorized by all necessary corporate action on the part of the Company and, when issued and delivered in accordance with the terms of the Exchange Offer, will be validly issued, fully paid and non-assessable.

         We hereby consent to the use of our name in the Registration Statement as counsel who will pass upon the legality of the Shares issued in exchange for the Warrants tendered in the Exchange Offer and as having prepared this opinion and to the use of this opinion as an exhibit to the Registration Statement. We further consent to the use of our name as counsel for the Company and to the reference to this firm in the Prospectus. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

                                      Very truly yours,

                                      /s/ GRAUBARD MOLLEN & MILLER